Exhibit 99
BOB EVANS FARMS ANNOUNCES MANAGEMENT CHANGES IN RESTAURANT DIVISION
Roger Williams to retire as president of Bob Evans Restaurants
Company realigns management structure
Randy Hicks promoted to president and chief concept officer — Bob Evans Restaurants
Tim Pulido to assume new role at Mimi’s Cafe
Harvey Brownlee to join Company as president and chief restaurant operations officer
Kathy North promoted to new leadership role in restaurant division
COLUMBUS, Ohio – Jan. 21, 2009 — Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced a series of organizational changes in its restaurant division.
Roger Williams, president — Bob Evans Restaurants, has decided to retire after nearly 42 years with the organization. Williams plans to stay with the Company through the end of February to assist with several other organizational transitions taking place effective Feb. 2 in the restaurant division, including the following:
•	The Company is realigning its management structure and will divide the responsibilities from Williams’ current position of president – Bob Evans Restaurants between two newly created positions: president and chief restaurant operations officer, as well as president and chief concept officer – Bob Evans Restaurants. In addition, the current position of president – Mimi’s Café will evolve into the position of president and chief concept officer – Mimi’s Café. The president and chief concept officer positions at both Bob Evans Restaurants and Mimi’s Cafe will concentrate primarily on the overall growth and development of the brands, with particular focus on increasing sales and new restaurant development. The president and chief restaurant operations officer position will concentrate on standardizing operations processes and procedures across both restaurant brands, as well as identifying additional opportunities for purchasing synergies by consolidating vendors and purchased items.
•	Randy Hicks, formerly executive vice president — Bob Evans Restaurant operations, has accepted a promotion to president and chief concept officer — Bob Evans Restaurants. In this new role, Hicks will act as the strategic change leader for the brand, with the primary goal of realizing the national potential of Bob Evans Restaurants. His responsibilities will include driving sales, concept evolution, growth strategy, new product innovation, succession planning and supply chain integration. Hicks will report to Steve Davis.
•	Tim Pulido, formerly president — Mimi’s Café, will assume the role of president and chief concept officer — Mimi’s Café. This change reflects the evolution of his current role, which focuses on improving the brand positioning for the concept to capitalize on future growth and development opportunities. His responsibilities will also include driving sales, concept evolution, growth strategy, new product innovation, succession planning and supply chain integration, among many others. Pulido will continue to report to Steve Davis.

•	Harvey Brownlee will be joining the Company as president and chief restaurant operations officer for the restaurant division. Brownlee comes to Bob Evans Farms from Yum! Brands, where he was chief operating officer at KFC. He joined Yum in 1987 as an assistant restaurant general manager at Pizza Hut and advanced through the organization as a restaurant operations leader. Brownlee will focus on standardizing operations processes and procedures across both restaurant brands, as well as identifying additional opportunities for purchasing synergies by consolidating vendors and purchased items. He will report to Chairman and Chief Executive Officer Steve Davis.
•	Kathy North, formerly vice president and regional director — Bob Evans Restaurant operations, has accepted a promotion to senior vice president — Bob Evans Restaurant operations. North will oversee the work efforts of the Company’s vice president and regional directors – Bob Evans Restaurant operations, each of whom will report to her. North will report to Brownlee.
“We wish to thank Roger Williams for the contributions he has made during his long and distinguished career at Bob Evans,” Davis said. “Roger has been a driving force in the growth of both our restaurant and food products divisions for more than four decades, and we are grateful for the leadership he has provided in helping to make us the Company that we are today.
“At the same time, we are excited to recognize Randy and Kathy for their accomplishments to date with new challenges that are well suited for their respective skill sets. Randy has done an outstanding job in leading our restaurants to significant improvements in virtually all areas of operations, and this role will give him the opportunity to apply his skill set to a broader area of responsibility. Similarly, Kathy has consistently delivered excellent results in her region, and this new role will challenge her to implement these best-in-class practices to the entire brand.
“We also welcome Harvey Brownlee, with his 20-plus years of restaurant operations experience at a premier restaurant brand,” Bob Evans Chairman and Chief Executive Officer Steve Davis said. “Few people in the restaurant industry are as highly regarded as Harvey, and he has a tremendous opportunity to drive synergy across our two restaurant brands.
“In addition, we have changed Tim Pulido’s title to more accurately reflect his excellent work in improving the marketing and overall brand strategy at Mimi’s Café to capitalize on future growth opportunities. In his new role, Tim will be able to focus even more closely on these priorities.”
Investor Relations update
In January the Company participated in the 7th Annual Cowen and Company Consumer Conference in New York City and also met with several current and prospective investors in the San Francisco and Los Angeles metropolitan areas. In these meetings, the Company highlighted its Brand Builder strategy, presented an overview of its business segments, summarized its second-quarter performance and reviewed its guidance for the 2009 fiscal year.
The Company has also clarified a statement in a recent analyst report published subsequent to these meetings that attributed an unrealistically high rate of savings ($60,000 per month) to the consolidation of purchasing efforts for one particular stock-keeping unit (sku). While the Company is currently realizing aggregate monthly purchasing savings in excess of this amount, no individual sku consolidation has yielded savings of such magnitude.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans and Mimi’s Café brand names. At the end of the second fiscal quarter (October 24, 2008), Bob Evans owned and operated 570 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States, while Mimi’s Café owned and operated 139 casual restaurants located in 22 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names.  For more information about Bob Evans Farms, Inc., visit the company’s Web site at www.bobevans.com.

Contacts:	Donald J. Radkoski	(614) 492-4901
	David D. Poplar	(614) 492-4954
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2008 and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the company are qualified by the cautionary statements in this section.